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                                                                   Exhibit 10.39

                          FOREST CITY ENTERPRISES, INC.

                           Restricted Stock Agreement

                  THIS RESTRICTED STOCK AGREEMENT (this "AGREEMENT") effective as of _______________ is made by and between Forest City Enterprises, Inc., an Ohio corporation (the "COMPANY"), and the individual who is named as the Grantee (the "GRANTEE") on the signature page of this Agreement.

                  The execution of this restricted stock agreement has been authorized by a resolution of the Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD").

                  In consideration of the Grantee's acceptance of the terms and conditions of this Agreement, and subject to the terms of this Agreement, the Company hereby grants to the Grantee the number of shares (together with all other shares of Common Stock that become subject to this Agreement, collectively, the "SHARES") of the Company's Class A Common Stock, par value $.33-1/3 per share ("COMMON STOCK"), that are shown on the signature page of this Agreement as the Original Award.

AGREEMENT:

                  1. Issuance of Common Stock. The Shares will be issued on the date of this Agreement as fully paid and nonassessable shares and will be represented by certificates registered in the name of the Grantee and bearing a legend referring to the restrictions set forth in this Agreement.

                  2. Restriction on Transfer of Common Stock. The Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until they have become nonforfeitable in accordance with Section 3 of this Agreement. Any purported transfer, encumbrance or other disposition of the Shares that is in violation of this Section 2 will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Shares.

                  3. Vesting of Common Stock. (a) The Shares will become nonforfeitable upon the occurrence of the following:

                  Amount Nonforfeitable              Date Nonforfeitable
                  ---------------------              -------------------

                  1/4 of the Original Award          On the second anniversary of the Grant Date.

                  1/4 of the Original Award          On the third anniversary of the Grant Date.

                  All Forfeitable Shares             Fourth anniversary of the Grant Date.


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                  (b) Notwithstanding the provisions of Section 3(a), all of the
Shares will immediately become nonforfeitable if a Change in Control occurs after the Grant Date. "CHANGE OF CONTROL" means if at any time any of the following events has occurred:

                  (i) the Company merges itself, or is merged or consolidated with, another corporation and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving corporation immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former shareholders of the Company immediately prior to such transaction;

                  (ii) all or substantially all the assets accounted for on the Consolidated Balance Sheet of the Company are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former shareholders of the Company immediately prior to such transaction or series of transactions;

                  (iii) a person, within the meaning of Section 3(a)(9) or 13(d)(13) (as in effect on the date of the award) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Company without prior approval of the Company's Board, or
                           (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any Subsidiary of the Company (x) any employee benefit plan of the Company or any Subsidiary or (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board determines that such person or group is making a "hostile acquisition;"

                  (iv) a majority of the members of the Board are not Continuing Directors, where a "CONTINUING DIRECTOR" is any member of the Board who (x) was a member of the Board on the date of the award or (y) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  (c) Notwithstanding the provisions of Section 3(a), all of the Shares will immediately become nonforfeitable if the Grantee
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                  (i)      dies or becomes permanently disabled while in the
                           employ of the Company or a Subsidiary after the Grant Date, or

                  (ii) with the consent of the Board, retires after the Grant Date from the Company or a Subsidiary under a retirement plan of the Company or any Subsidiary, or

                  (iii) ceases to be employed by the Company or any Subsidiary as the result of a termination by the employer without Cause.

                  4. Termination of Rights and Forfeiture of Common Stock. Except for Shares that have become nonforfeitable, all of the Shares will be forfeited if the Grantee ceases to be employed by the Company or a Subsidiary at any time prior to the fourth anniversary of the Grant Date. In the event of a forfeiture, any certificate(s) representing the Shares will be canceled.

                  5. Dividend, Voting and Other Rights. Except as otherwise provided in this Agreement, the Grantee will have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the Shares.

                  6. Retention of Stock Certificate(s) by Company. Any certificates representing Shares will be held in custody by the Company together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 3.

                  7. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal, state and other applicable securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. Grantee acknowledges that Grantee is a senior manager of the Company, has complete access to the Company's financial and other information, is fully capable of making an investment decision concerning the Company's Common Stock without assistance of third parties, and has no intention to distribute any of the Shares to third parties.

                  8. Withholding Taxes. If the Company is required to withhold any federal, state, local or foreign tax in connection with any issuance of restricted or nonrestricted shares of Common Stock or other securities pursuant to this Agreement, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof.

                  9. Right to Terminate Employment. No provision of this Agreement will limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time.
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                  10. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any insurance coverage available to any beneficiary under any insurance plan covering employees of the Company or a Subsidiary.

                  11. Severability. In the event that one or more of the provisions of this Agreement are invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

                  12. Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of Ohio without regard to conflict of law principles of such state.

                  13. Restrictive Legends. The Grantee acknowledges that the Shares are subject to the terms of this Agreement and to transfer restrictions imposed by the securities laws, and that the certificates representing the Shares will bear a restrictive legend substantially as follows:

                           The Shares represented by this certificate were issued pursuant to a Restricted Stock Agreement dated effective as of ___________________ between Forest City Enterprises, Inc. and the holder named on the face of this certificate, and are subject to the terms and conditions, including restrictions on transfer, of that Agreement. Any purported transfer, encumbrance or other disposition in violation of that Agreement will be null and void.

                           The Shares represented by this certificate have not been registered for resale under the Securities Act of 1933 or any applicable state securities laws. The Shares may not be sold or transferred in the absence of an effective registration statement under the applicable securities laws or pursuant to an available exemption from registration.

                  14. Definitions. As used in this Agreement, the following terms have the following meanings:

                   "CAUSE" means gross neglect of duty, dishonesty, conviction of a felony, disloyalty, intoxication, drug addiction, or other similar misconduct adverse to the best interests of the Company.

                  "GRANT DATE" means the date of the Board or Committee action awarding the Shares to the Grantee as indicated on the signature page of this Agreement.

                  "ORIGINAL AWARD" means the number of Shares of Common Stock indicated as the Original Award on the signature page of this Agreement.
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                  "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of such corporations (or a group of corporations that themselves are Subsidiaries) other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  This Restricted Stock Agreement has been executed by the parties at Cleveland, Ohio as of _______________________, 200___.


                                   FOREST CITY ENTERPRISES, INC.



                                   By:
                                       ------------------------------------
                                          Name:  Charles A. Ratner
                                          Title:  Chief Executive Office and
                                                  President

                                  The Grantee:


                                  -----------------------------------------
                                  Name:


Name of Grantee:

Grant Date:

Original Award: